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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Infonet Services Corporation on Form S-8 of our report dated June 11, 2001, appearing in the Annual Report on Form 10-K of Infonet Services Corporation for the year ended March 31, 2001 and to the reference to us under the heading "Registration of Additional Securities" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California
December 19,  2001